UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

October 21, 2021

Date of Report (Date of earliest event reported):

GREENROSE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one redeemable warrant	OTC Pink
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 1.01 Entry into a Material Definitive Agreement

Non-Redemption Agreement

In order to help facilitate the closing of Greenrose’s previously announced Qualified Business Combinations (as defined in the Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on October 5, 2021 (the “Proxy”)), on October 20, 2021, Greenrose Acquisition Corp. (“Greenrose” or the “Company”) and YA II PN, LTD. (the “Investor”), a Cayman Islands exempt limited partnership and an affiliate of Yorkville Advisors Global, LP, entered into a Non-Redemption Agreement (the “Non-Redemption Agreement”), pursuant to which the Investor has agreed to commit to purchase (collectively, the “Purchased Shares”) up to 1,000,000 shares common stock of the Company, $0.0001 par value per share, in open market transactions or in private transactions from the certain selling shareholders who are not affiliated with the Company, at a purchase price not to exceed $10.14 per share, or a combination of the foregoing.

The Non-Redemption Agreement also provides that, simultaneously with the closing of the previously announced Qualified Business Combinations, the Company will issue and sell to the Investor 500,000 newly issued shares of common stock of the Company (the “Newly Issued Shares”) in a private transaction in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

The Non-Redemption Agreement further provides that the Investor waives any redemption rights it may otherwise have in connection with the Proxy, the Qualified Business Combinations, and the purchase of the Purchased Shares and the issuance of Newly Issued Shares.

The Investor also agreed, during the period commencing with the closing of the previously announced Qualified Business Combinations and ending on the six (6) month anniversary of such closing, to not directly or indirectly transfer any of the Newly Issued Shares, except that the Investor may transfer such Newly Issued Shares at the end of each one-month anniversary of such closing, in an amount equal to 166,667 Shares multiplied by the difference between $11.50 and the Monthly VWAP (defined below), and such result divided by the Monthly VWAP. The term “Monthly VWAP” means the average of each of the daily volume weighted average prices of the Common Stock on the primary market for the Common Stock as displayed by Bloomberg L.P. on each trading day during each such one-month period.

Also, pursuant to the Equity Purchase Agreement, the Investor has agreed to limit its trading of both the Purchased Shares and the Newly Issues shares in each lock-up month in the aggregate to the greater of 30% of the volume traded during such lock-up month or 250,000 shares.

The Non-Redemption Agreement contains customary representations and warranties by each of the Investor and the Company. Many of the representations and warranties are qualified by materiality or Material Adverse Effect.

The foregoing description of the Non-Redemption Agreement is qualified in its entirety by reference to the full text of the form of Non-Redemption Agreement, a copy of which are attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Standby Equity Purchase Agreement

On October 20, 2021, Greenrose and the Investor, entered into a Standby Equity Purchase Agreement (the “Equity Purchase Agreement”), whereby the Investor agreed to purchase from the Company up to $100 million of the Company’s shares of common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price per share of 96% multiplied by the lowest daily volume weighted average price of shares during regular trading hours as reported by Bloomberg L.P. of the Company’s common stock during the three (3) consecutive trading days commencing on the advance notice date.

Pursuant to the Equity Purchase Agreement, the Investor is committed to purchase the Common Stock over the course of 36 months from the date of the consummation of the Company’s previously announced Qualified Business Combination (as defined in the Proxy). The Company has the right, but not the obligation, to sell the Common Stock to the Investor. Each right to see the Common Stock is called an “Advance” and each Advance may be up to the greater of (a) such amount as is equal to 20% of the aggregate dollar volume traded of the Common Stock during the 5 trading days immediately prior to the date the Company requests each Advance, or (b) $2,000,000. Each Advance may be increased upon mutual consent immediately prior to the date the Company submits an Advance Notice, provided however, in no event shall the number of shares sold to the Investor cause the aggregate number of shares of Common Stock beneficially owned by the Investor and its affiliates at any one time to exceed 4.99% of the Company at any one time.

The Equity Purchase Agreement contains customary representations and warranties by each of the Investor and the Company. Many of the representations and warranties are qualified by materiality or Material Adverse Effect.

The offer and sale of the Common Stock issuable pursuant to the Equity Purchase Agreement will be made in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

This summary description of the issuance and sale of the Common Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Standby Equity Purchase Agreement, a copy of which is included as Exhibit A to the Non-Redemption Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the entry of the Non-Redemption Agreement, Greenrose entered into a Registration Rights Agreement with the Investor (the “Yorkville Registration Rights Agreement”) pursuant to which Greenrose agrees that to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Common Stock requested to be included in such registration statement (the “Resale Registration Statement”), and Greenrose shall use its best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in no event later than the 45th calendar day following the filing of the Resale Registration Statement (or, the fifth calendar day following the date on which the Company is notified by the SEC that the Resale Registration Statement will not be or is no longer subject to further review and comments.

This summary description of the Yorkville Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Yorkville Registration Rights Agreement, a copy of which is included as Exhibit B to the Non-Redemption Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of Greenrose that may be issued in connection with the Non-Redemption Agreement and the Equity Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description
10.1	Non-Redemption Agreement, dated October 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward Looking Statements

This Current Report on Form 8-K includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations, Greenrose’s ability to enter into definitive agreements or consummate a transaction with any of Shango Holdings Inc., or Shango, Futureworks LLC (d/b/a The Health Center), or Futureworks, Theraplant, LLC, or Theraplant, or True Harvest, LLC, or True Harvest to obtain the financing necessary consummate its previously announced proposed transactions; and the expected timing of completion of the Proposed Transactions. These statements are based on various assumptions and on the current expectations of Greenrose’s and any of Shango, Theraplant, True Harvest, or Futureworks’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Greenrose and any of Shango, Theraplant, True Harvest, or Futureworks. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to enter into definitive agreements or successfully or timely consummate the Proposed Transactions or to satisfy the other conditions to the closing of the Proposed Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the Greenrose Stockholders for the Proposed Transactions is not obtained; failure to realize the anticipated benefits of the Proposed Transactions, including as a result of a delay in consummating any of the Proposed Transactions or difficulty in, or costs associated with, integrating the businesses of Greenrose and any of Shango, Theraplant, True Harvest, or Futureworks; the amount of redemption requests made by the Greenrose Stockholders; the occurrence of events that may give rise to a right of Greenrose and any of Shango, Theraplant, True Harvest, or Futureworks to terminate the respective Merger Agreements or Asset Purchase Agreements, as applicable; risks related to the rollout of Greenrose’ business and the timing of expected business milestones; the effects of competition on Greenrose’s business; and those factors discussed in Greenrose’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 under the heading “Risk Factors,” and other documents of Greenrose filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Greenrose nor any of Shango, Theraplant, True Harvest, or Futureworks presently know or that Greenrose and any of Shango, Theraplant, True Harvest, or Futureworks currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Greenrose’s and each of Shango, Theraplant, True Harvest, or Futureworks’ expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Greenrose and each of Shango, Theraplant, True Harvest, and Futureworks anticipate that subsequent events and developments will cause their assessments to change. However, while Greenrose and any of Shango, Theraplant, True Harvest, or Futureworks may elect to update these forward-looking statements at some point in the future, Greenrose and each of Shango, Theraplant, True Harvest, and Futureworks specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Greenrose’s or any of any of Shango, Theraplant, True Harvest, or Futureworks’ assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2021	GREENROSE ACQUISITION CORP.

	By:	/s/ William F. Harley III
	Name:	William F. Harley III
	Title:	Chief Executive Officer

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